EXHIBIT 99.1

bBooth, Inc. (OTCQB: BBTH)

8.19.16

bBooth

Imagine being able to communicate your message *directly to the screens* of your customers, distributors, team members, fans, and followers – in a media-rich *interactive* video format where the message is delivered by someone who appears to walk right out onto the desktop and mobile screens of your recipients – all without your recipients having to open a web-browser or other mobile or desktop program. – ***Nick Cannon**, bBooth Chief Strategy Officer.*

Company Overview – bBooth (OTCQB: BBTH)

- Developed bNotifi, the world's first technology to provide ***'push-to-screen'*** interactive '3-D–like' video messaging and other content for artist promotion, fan engagement, consumer brand activation, and sales-lead generation on ALL desktop and mobile devices.
- Currently accepting customer orders for bNotifi with National and International clients.
- Shares are held by a small group of sophisticated investors with a public float of less than 18M shares.
- Less than 81M shares issued and outstanding. 200M authorized.
- Recently engaged International Monetary, the well-respected Strategic Advisory and Investor Relations firm

Company Highlights

- Wall Street-quality management team in place, including celebrity/host/entrepreneur **NICK CANNON**.
- No competition. No other company can deliver the engaging, interactive direct-to-user experience of bNotifi.
- **NBCUniversal** is one of their recent customers.
- Protected by strong technology IP.
- EBITDA margins close to 72%
- First-to-market messaging technology companies have recently been valued or acquired for Billions of dollars

Company	Valuation/Acquisition	$$$
What's App	Acquisition	$ 19B
WeChat	Valuation	$ 50B
Viber	Acquisition	$900M
KakaoTalk	Valuation	$ 7B
Line	Valuation	$ 15B

bNotifi Technology- The Opportunity

- Brands, artists, and businesses need an effective way to break through the social media 'noise' in order to engage their customers, audiences and employees.
- Traditional messaging technologies are losing their "cool" and as a result, their effectiveness.
- Technology is fully commercialized and enterprise-scalable.
- Existing technology is "passive", it does not allow the user to actively participate in the "conversation" that is the bNotifi Message. bNotifi is *assertive* technology.
- ***Click here to watch Nick Cannon explain why he is excited to be bBooth's Chief Strategy Officer and Global Brand Ambassador.***
- ***Click here to watch Nick Cannon explain how bNotifi technology will "change the landscape…".***

bBooth, Inc. (OTCQB: BBTH)

8.19.16

bNotifi Technology- The Solution

- Unique in the world, bNotifi engages users in a way that makes them WANT to receive a bNotifi message by making the recipient feel as if that Artist, Celebrity or Business Leader is speaking directly to them.
- Only bNotifi is truly interactive. bNotifi can actually open the recipient's browser during the message, automatically taking them to a web page, music video, demonstration or online store. Anything that is digital can be part of the bNotifi experience.
- bNotifi is unique in all the world, solves the current stagnation in the messaging market and is The Next Breakthrough Messaging Technology.
- ***Click here to watch bBooth CEO, Rory J. Cutaia, explain their bNotifi technology.***

Current Value Proposition

- The Messaging market is stale and is waiting for the next cool & engaging messaging technology.
- Every industry needs to engage their audiences, customers, employees, fans, and follwers or risk losing them.
- bNotifi is that "next" messaging technology because it is immediate, direct and interactive - users actually look forward to receiving a bNotifi.
- One of the Company's goals is to meet the listing requirements for a senior exchange within the next 18 months.
- bBooth is managed by a tight, experienced, Wall Street-quality team with a proven track record of delivering huge returns for investors.
- **The CEO has invested over $2.5M of his personal funds in BBTH.**

Consolidated PROJECTED	FY 2017	FY 2018	FY 2019
Gross Revenue	$49,689,218	$143,616,229	$282,752,316
Expenses	$18,329,463	$ 42,664,453	$ 79,369,928
EBITDA	$31,359,755	$100,951,776	$203,382,388

Key Management

RORY J. CUTAIA, *PRESIDENT & CHIEF EXECUTIVE OFFICER*

Rory J. Cutaia began his career as an attorney at a major NYC law firm, representing world renowned entrepreneurs. With that background, Mr. Cutaia left the practice of law and set out to change the landscape of the telecom industry through a tech company start-up he founded called Telx. Telx went on to become the internationally recognized leader in the data center sector and still the *de facto* standard by which the world's telecom carriers interconnect with one another. Mr. Cutaia assembled a top management team and over the course of only 6 years, took the business **from a start-up to a successful sale and liquidity event priced at more than $215 million in cash, returning 18x invested capital to early investors**. As Founder, President, CEO and Chairman of Telx, Mr. Cutaia provided the vision for the Company's strategic goals and objectives. Operating the business like a public reporting company, he created the processes by which he and his management team crafted the Company's business plan, and then led the Company through its virtually flawless execution. He personally identified, negotiated and oversaw the successful integration of acquisitions, while at the same time engineered and implemented the policies, procedures, and processes that drove double digit organic growth, year over year. A truly hands-on CEO, Mr. Cutaia built a sales team, a marketing team, as well as technical support, customer satisfaction, and finance departments. By employing new and innovative marketing strategies, Mr. Cutaia drove revenue, beat EBITDA targets and created an international reputation for Telx as the "best of the best". Telx was recently sold again for approximately **$1.9 Billion**.

After the sale of Telx, Mr. Cutaia became a partner and 'Entrepreneur-in-Residence' in NYC based private equity fund Corinthian Capital, where he went on to create several other successful ventures, including a new technology to clean up toxic coal waste sites, and then launched a next-generation, fiber-optic network constructed along railroad rights of way, a ground-breaking, innovative deal he personally negotiated. Now as Founder & CEO of Hollywood based bBooth, Inc., Mr. Cutaia has created what has been called the *best new platform for content creation and distribution, artist promotion and fan engagement, consumer brand activation and sales lead generation*. Mr. Cutaia conceived the bBooth concept; created the Company's business plans and marketing strategies, and personally financed R&D and all start-up costs. As CEO, Mr. Cutaia provides the vision and leadership for the management team, establishes the goals and objectives for the Company and the policies and procedures by which they are executed, remaining keenly focused on building shareholder value.

NICK CANNON, *CHIEF STRATEGY OFFICER & GLOBAL BRAND AMBASSADOR*

Celebrated producer, writer, director, actor, DJ, entrepreneur and acclaimed host of TV's top-rated *America's Got Talent*, among a long list of other TV and film credits, Nick Cannon joined bBooth as Chief Strategy Officer. A unique combination of artist and entrepreneur, Mr. Cannon is perfectly suited to introduce bBooth's technology to the entertainment industry. Despite his demanding schedule, Mr. Cannon is actively involved in the business of bBooth and currently responsible for a number of major business development initiatives for the Company. In addition to his duties at bBooth, Mr. Cannon is currently starring in six TV shows, including MTV's *'Nick Cannon Presents: Wild 'N Out'*, which has garnered the highest ratings in MTV history, and BET Network's *'Real Husbands of Hollywood'*, among others. On the business side, he is the current Chairman of TeenNick at Viacom's Nickelodeon Network and has been the Development & Creative Consultant for the Nickelodeon Network since 2009. Adding to his business credentials, in 2015 Mr. Cannon was named 'Chief Creative Officer' for the RadioShack stores.

JEFF CLAYBORNE, *CHIEF FINANCIAL OFFICER*

Jeff Clayborne is Chief Financial Officer at bBooth. Mr. Clayborne is an experienced finance professional with a proven record of driving growth and profit for both Fortune 100 as well as start-up companies. He brings with him more than 20 years of experience in all aspects of strategy, finance, business development, negotiation, and accounting. Mr. Clayborne earned his MBA from the University of Southern California, with high honors and began his career as a CPA at McGladrey & Pullen, then KPMG Peat Marwick. He then moved on to senior finance positions at The Walt Disney Company, including Senior Finance Manager at Walt Disney International, where he oversaw financial planning and analysis for the organization in 37 countries. Thereafter, Mr. Clayborne accepted a position at Universal Music Group where he was Vice President, Head of Finance & Business Development for Fontana, where he managed the financial planning and analysis of the sales and marketing division, and led the business development department.

JAMES P. GEISKOPF, *INDEPENDENT MEMBER OF THE BOARD OF DIRECTORS*

James P. Geiskopf became a director of bBooth in May 2014, and as an independent director, is currently the Chair of the Audit Committee and Compensation Committee. Mr. Geiskopf has 32 years of experience leading major organizations. Mr. Geiskopf was the former President and Chief Executive Officer of Budget Rent-a-Car of Fairfield California until 2007, when Mr. Geiskopf sold the franchise. Mr. Geiskopf served on the Board of Directors of Suisun Valley Bank and on the Board of Directors of Napa Valley Bancorp. Mr. Geiskopf is currently serving on the Board of Directors of Electronic Cigarettes International Group, a public company quoted on the OTCQB, where he is the Chairman of the Compensation Committee. Mr. Geiskopf has also served as an officer and director of several other publicly listed companies.

SAFE HARBOR STATEMENT

Investor Relations Contact:
855.250.2300 Ext 3
investors@bBooth.com